Exhibit 99-3

STATEMENT OF SINGLE BOND COVERAGE

In accordance with Rule 17g-1(g)(1)(ii)(c), set forth below is the amount each of the Registrants listed below would have provided and maintained under a single insured bond had it not been named as an insured under a joint Investment Company Blanket Bond.

Registrant	Amount of Bond (in dollars) 7/31/12
Pioneer Bond Fund	1,500,000
Pioneer Diversified High Income Trust	750,000
Pioneer Emerging Markets Fund	750,000
Pioneer Equity Income Fund	1,250,000
Pioneer Floating Rate Trust	900,000
Pioneer Fund	2,300,000
Pioneer High Income Trust	900,000
Pioneer High Yield Fund	1,700,000
Pioneer Ibbotson Asset Allocation Series, a series trust consisting of: Pioneer Ibbotson Aggressive Allocation Fund Pioneer Ibbotson Conservative Allocation Fund Pioneer Ibbotson Growth Allocation Fund Pioneer Ibbotson Moderate Allocation Fund	900,000
Pioneer Mid Cap Value Fund	1,250,000
Pioneer Money Market Trust, a series fund consisting of: Pioneer Cash Reserves Fund	750,000
Pioneer Municipal High Income Trust	750,000
Pioneer Municipal High Income Advantage Trust	750,000
Pioneer Real Estate Shares	525,000
Pioneer Series Trust I, a series trust consisting of: Pioneer Oak Ridge Large Cap Growth Fund Pioneer Oak Ridge Small Cap Growth Fund	1,500,000
Pioneer Series Trust II, a series trust consisting of: Pioneer AMT-Free Municipal Fund Pioneer Select Mid Cap Growth Fund (formerly Pioneer Growth Opportunities Fund)	1,700,000
Pioneer Series Trust III, a series trust consisting of: Pioneer Disciplined Value Fund (formerly Pioneer Fundamental Value Fund)	1,500,000
Pioneer Series Trust IV, a series trust consisting of: Pioneer Classic Balanced Fund Pioneer Government Income Fund Pioneer Multi-Asset Income Fund	900,000
Pioneer Series Trust V, a series trust consisting of: Pioneer Global Equity Fund Pioneer High Income Municipal Fund	1,000,000

Pioneer Series Trust VI, a series trust consisting of: Pioneer Floating Rate Fund Pioneer Multi-Asset Real Return Fund	1,250,000
Pioneer Series Trust VII, a series trust consisting of: Pioneer Global Multisector Income Fund (formerly Global Aggregate Bond Fund) Pioneer Global High Yield Fund	1,700,000
Pioneer Series Trust VIII, a series trust consisting of : Pioneer International Value Fund	750,000
Pioneer Series Trust X, a series trust consisting of: Pioneer Dynamic Credit Fund (formerly Absolute Return Credit Fund) Pioneer Fundamental Growth Fund Pioneer Multi-Asset Ultrashort Income Fund	1,900,000
Pioneer Series Trust XI, a series trust consisting of: Pioneer Core Equity Fund	1,500,000
Pioneer Series Trust XII, a series trust consisting of: Pioneer Disciplined Growth Fund (formerly known as Pioneer Independence Fund)	1,000,000
Pioneer Short Term Income Fund	750,000
Pioneer Strategic Income Fund	2,300,000
Pioneer Variable Contracts Trust, a series trust consisting of:	1,500,000
Pioneer Bond VCT Portfolio
Pioneer Disciplined Value VCT Portfolio (formerly known as Pioneer Fundamental Value VCT Portfolio)
Pioneer Emerging Markets VCT Portfolio
Pioneer Equity Income VCT Portfolio
Pioneer Fund VCT Portfolio
Pioneer Select Mid Cap Growth VCT Portfolio (formerly known Pioneer Growth Opportunities VCT Portfolio)
Pioneer High Yield VCT Portfolio
Pioneer Ibbotson Growth Allocation VCT Portfolio
Pioneer Ibbotson Moderate Allocation VCT Portfolio
Pioneer Mid Cap Value VCT Portfolio
Pioneer Real Estate Shares VCT Portfolio
Pioneer Strategic Income VCT Portfolio

IN WITNESS WHEREOF, I have hereunto set my hand this 15th day of November, 2013

/s/ Carol B. Hannigan___________

Carol B. Hannigan